Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (as amended or otherwise modified from time to time, the “Agreement”) is dated as of April 20, 2007 and is entered into by and among SOUTHWEST CASINO AND HOTEL CORP., a Minnesota corporation (“SCHC”), SOUTHWEST CASINO CORPORATION, a Nevada corporation (“SCC” and together with SCHC, the “Sponsors”), and BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as Agent (“Agent”) for the benefit of itself and the Lenders.  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, North Metro Harness Initiative, LLC, a Minnesota limited liability company (“Borrower”), the other Loan Parties, Agent and the Lenders (as defined therein) have entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, as of the date hereof, Sponsors directly or indirectly own an equity interest in the Borrower, desire to see the success of Borrower and shall receive benefits from any Advances made or to be made pursuant to the Credit Agreement; and

WHEREAS, it is a condition to Agent and Lenders entering into the Credit Agreement that Sponsors execute and deliver this Agreement.

NOW, THEREFORE, in order to induce Agent and the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Covenants.  Sponsors hereby agree that, from and after the date hereof until the Termination Date:

(a)                                  Each Sponsor shall, to the extent not prohibited by one or more credit agreements or similar documents binding upon Sponsors, directly or indirectly invest additional equity amounts in the Borrower to the extent necessary to cause the Project to be completed and the Project Opening to occur.

(b)                                 No Sponsor shall enter into any agreement, or otherwise permit to exist, any restriction, contractual or otherwise, on any Sponsor’s ability to make any investments in or to provide support to Borrower other than those in existence on the date hereof.  Notwithstanding the foregoing, a Sponsor may amend one or more existing credit agreements or similar documents, or may refinance one or more existing credit agreements or similar documents (either with the same lenders or with new lenders), provided that such amended or new credit agreements or similar documents do not create any additional restrictions not in existence on the date hereof.

(c)                                  Sponsors shall pay, or cause their Affiliates to pay, to Agent, for the benefit of itself and the Lenders, any and all dividends, distributions or payments of any kind made to any

Sponsor or Affiliates of any Sponsor in violation of the provisions of the Credit Agreement or any other Loan Document.

(d)                                 Each Sponsor will do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence.

(e)                                  Each Sponsor will do or cause to be done all things necessary to preserve and maintain all of its rights, licenses, permits, privileges, and franchises material to the conduct of its business, except where failure to do so could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(f)                                    Each Sponsor will comply in all material respects with the requirements of all applicable laws, except where the failure to comply could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

2.             Representations.  Each Sponsor represents and warrants to Agent and Lenders as of the date of this Agreement:

(a)                                  Each Sponsor is a company duly organized, validly existing and in good standing under the laws of the state of its formation.

(b)                                 Each Sponsor has all necessary corporate, limited liability company, partnership, or other like power, authority, and legal right to execute, deliver and perform fully and completely its obligations under this Agreement and to carry on its business as now conducted; the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate, partnership or other like action on its part and this Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No authorizations, approvals, or consents of, and no filings or registrations with, any Governmental Authority (other than those already obtained), are necessary or advisable for (i) the execution, delivery or performance by each Sponsor of this Agreement and (ii) the legality, validity, binding effect or enforceability hereof or thereof.

(d)                                 Except as set forth on Schedule 2(d) hereto, neither the execution and delivery of this Agreement, nor each Sponsor’s compliance with or performance of the terms and provisions hereof or thereof (i) will require the consent of or approval of any of Sponsors’ creditors, (ii) will conflict with, violate, result in a breach of or require any consent under, any contract to which any Sponsor is a party or bound, (iii) will conflict with or result in a breach of, or require any consent under, either Sponsor’s charter or by-laws (or other organizational document or operating agreement) or (iv) will contravene any applicable law or regulation, or any order, writ, injunction or decree of any court or

Governmental Authority or any contract or agreement to which either Sponsor is a party or to which either Sponsor’s assets are subject.

(e)                                  As of the date hereof, SCC owns directly, beneficially, and of record not less than one-hundred percent (100%) of the issued and outstanding capital stock of SCHC and such interests are not subject to any Lien.

(f)                                    As of the date hereof, SCHC owns directly, beneficially, and of record not less than fifty percent (50%) of the issued and outstanding capital stock of the Borrower and such interests are not subject to any Lien (other than pursuant to the Collateral Documents).

3.             Joint and Several Obligation.  Each obligation of a Sponsor hereunder is a joint and several obligation of each Sponsor and each Sponsor is fully liable for the payment and performance of such obligations, regardless of the payment or performance thereof by any other Sponsor.

4.             No Deemed Waivers; Remedies Cumulative.  No failure or delay by Agent or Lenders in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Borrower and Agent and Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by Sponsors therefrom shall in any event be effective unless the same shall be permitted by Section 6, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

5.             Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered (a) by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to Sponsors, to:

Southwest Casino and Hotel Corp.

2001 Killebrew Drive

Bloomington, MN  55425

Attn:  Thomas E. Fox

Fax:  (952) 853-9991

With a copy to:           MTR Gaming Group, Inc.

Route 2 South

P.O. Box 356

Chester, WV  26034

Attn:  Patrick J. Arneault

Fax:  (304) 387-8367

And a copy to:            Ruben & Aronson, LLP

4800 Montgomery Lane, Suite 150

Bethesda, MD  20814

Attention:  Lawrence A. London, Esq.

Fax: (301) 951-9636

 (ii)                               if to Agent, to:

Black Diamond Commercial Finance, L.L.C.

One Sound Shore Drive

Greenwich, CT  06830

ATTN: North Metro Harness Initiative, Account Officer

Fax:  (203) 674-7808

With a copy to:           Latham & Watkins LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, Illinois  60606

Attention: Jeffrey G. Moran

Fax: (312) 993-9767

Any party hereto may change its address, telecopy number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when transmitted by confirmed telecopier or electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

6.             Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

7.             Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Sponsors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Agent.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Lenders and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

8.             Survival.  Except to the extent expressly provided by this Agreement, all covenants, agreements, representations and warranties made by Sponsors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

9.             Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.           Governing Law; Submission to Jurisdiction; Etc.  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT:

(a)                                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)                                 THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SPONSORS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT AGENT, LENDERS AND SPONSORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE NEW YORK COUNTY.  SPONSORS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH SPONSOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  EACH SPONSOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH SPONSOR AT THE ADDRESS SET FORTH IN SECTION 5 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.  NOTWITHSTANDING THE FOREGOING, EACH SPONSOR HEREBY APPOINTS CT CORPORATION SYSTEM, LOCATED 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011, U.S.A. AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING IN ANY COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH THIS AGREEMENT.

(c)                                  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY

IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT AND/OR LENDERS AND SPONSORS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

11.           Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when it shall have been executed by each of the parties that appear in the preamble hereto and when Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, Lenders and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

12.           Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.           Expenses.  Sponsors will, upon demand, pay to Agent and Lenders all reasonable fees and expenses, including attorney’s fees and expenses, incurred by Agent and/or Lenders in connection with the exercise or enforcement of any of their rights, remedies or interests under or related to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SPONSORS

SOUTHWEST CASINO CORPORATION

By:	/s/
Name:
Title:

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/
Name:
Title:

BLACK DIAMOND COMMERCIAL
FINANCE, L.L.C., as Agent

By:	/s/
Name:
Title:

[Signature Page to SCC Sponsor Support Agreement]